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                                                                    EXHIBIT 99.1


[HYDRIL LOGO]


HYDRIL APPOINTS CHRIS D. NORTH AS ACTING CHIEF FINANCIAL OFFICER

HOUSTON March 15, 2004 / Business Wire / -- Hydril (NASDAQ: HYDL) announces that Chris D. North has been appointed Acting Chief Financial Officer. Mr. North has worked for Hydril for twenty-four years, and has been Hydril's Controller for the past seven years. He holds a B.A. in accounting from the University of Iowa and MBA from Houston Baptist University.

Mr. North will serve in the position previously held by Michael C. Kearney, who resigned to pursue other interests.

Christopher T. Seaver, Hydril's President and Chief Executive Officer, said, "During Mike's five-year tenure, the company transitioned from a closely held private company to a public one through its IPO in 2000, used the proceeds to upgrade and expand its manufacturing equipment and facilities, and paid off $60 million in debt. We wish Mike every success in his future endeavors."

Hydril Company, headquartered in Houston, Texas, is engaged worldwide in engineering, manufacturing and marketing premium connection and pressure control products used for oil and gas drilling and production.

Contact:
Hydril Company
Sue Nutt
Investor Relations
(281) 985-3532